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                  AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                  -----------------------------------------

      This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of the 14th day of March, 2000, by and between ENTERBANK HOLDINGS, INC., a Delaware corporation ("Enterbank"), and COMMERCIAL GUARANTY BANCSHARES, INC., a Kansas corporation ("CGB").

                                  RECITALS

      WHEREAS, Enterbank and CGB are party to that certain Agreement and Plan of Merger dated as of January 5, 2000 (the "Agreement");

      WHEREAS, the Enterbank and CGB desire to amend the Agreement to better reflect the intentions of the parties;

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Amendment and the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. The Recitals contained above are true and correct and are hereby incorporated herein by this reference.

      2. The following amendments to the Agreement shall be effective January 5, 2000.

      3. Each of the parties represents and warrants to the other that they are authorized to enter into this Amendment and have taken all necessary action to approve the execution hereof.

      4. Clause (A) of Section 4.2(a)(ii) is hereby deleted in its entirety and replaced with the following:

            "(A) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for cash dividends in an amount not to exceed $.0125 per share, and dividends by a wholly owned Subsidiary of Enterbank to Enterbank,"

      5. The third sentence of Section 5.8 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "Notwithstanding the foregoing provisions of this Section 5.8, if this Agreement is terminated pursuant to Sections 7.1(f)(i)(3), 7.1(f)(ii)(2) or 7.1(h)(1), then CGB shall pay promptly by wire transfer of immediately available funds to such account as Enterbank shall designate the amount of all costs and expenses

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            incurred by Enterbank incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including without limitation, fees and expenses incurred by Enterbank for its accountants and counsel and all SEC Fees, and fees and expenses of Stifel, Nicolaus & Company, Incorporated which amount shall not exceed $250,000 (collectively, the "Actual Expenses")."

      6. Clause (2) of Section 7.1(f)(i) is hereby deleted in its entirety and replaced with the following:

            "(2) if the condition set forth in Section 6.2(g) is not satisfied, or"

      7. This Amendment may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

      8. This Amendment, together with the Agreement as amended hereby, constitutes the entire agreement amoung the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

      9. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Amendment.

      10. Except as expressly modified hereby, all other terms and conditions of the Agreement remain in full force and effect. In the event of a conflict between this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

ENTERBANK HOLDINGS, INC.                 COMMCERCIAL GUARANTY
                                         BANCSHARES, INC.


By: /s/ Fred H. Eller                    By: /s/ Joe C. Morris
    -----------------------------            ----------------------------
    Fred H. Eller, President                 Joe C. Morris, Chairman


By: /s/ James C. Wagner                  By: /s/ Scott A. Woods
    -----------------------------            ----------------------------
     James C. Wagner, Secretary               Scott A. Woods, Secretary

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